                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /x/

Filed by a party other than the registrant / /

Check the appropriate box:


/ /      Preliminary proxy statement.        / /  Confidential, for use of the
                                                  Commission only (as permitted
                                                  by Rule 14a-6(e)(2)).

/x/      Definitive proxy statement.

/ /      Definitive additional materials.

/ /      Soliciting material under Rule 14a-12.

                           COMMISSION FILE NO. 0-20845

                       BIG BUCK BREWERY & STEAKHOUSE, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):


/x/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:________
         _____________________________
     2)  Aggregate number of securities to which transaction applies:___________
         _____________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_____________
         _____________________________
     4)  Proposed maximum aggregate value of transaction:_______________________
     5)  Total fee paid:________________________________________________________

/ /  Fee paid previously with preliminary materials:____________________________

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)  Amount Previously Paid:________________________________________________
     2)  Form, Schedule or Registration Statement No.:__________________________
     3)  Filing Party:__________________________________________________________
     4)  Date Filed:____________________________________________________________

                       BIG BUCK BREWERY & STEAKHOUSE, INC.
                           550 SOUTH WISCONSIN STREET
                             GAYLORD, MICHIGAN 49734

                                November 9, 2001

Dear Shareholder:

     I am pleased to invite you to attend the annual meeting of shareholders of Big Buck Brewery & Steakhouse, Inc., to be held at the Big Buck Brewery & Steakhouse, 550 South Wisconsin Street, Gaylord, Michigan 49734, on December 11, 2001, at 9:00 a.m. local time.

     At the annual meeting you will be asked to vote for the election of directors and to ratify the appointment of our independent auditors for the fiscal year ending December 30, 2001. The accompanying material contains the notice of annual meeting, the proxy statement, which includes information about the matters to be acted upon at the annual meeting, and the related proxy card.

     I hope you will be able to attend the annual meeting. Whether or not you are able to attend in person, I urge you to sign and date the enclosed proxy and return it promptly in the enclosed envelope. If you do attend in person, you may withdraw your proxy and vote personally on any matters brought properly before the annual meeting.

                                      Sincerely,

                                      BIG BUCK BREWERY & STEAKHOUSE, INC.


                                      /s/ William F. Rolinski

                                      William F. Rolinski
                                      President and Chief Executive Officer

                       BIG BUCK BREWERY & STEAKHOUSE, INC.
                           550 SOUTH WISCONSIN STREET
                             GAYLORD, MICHIGAN 49734

                              --------------------

                                     NOTICE
                                       OF
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                DECEMBER 11, 2001

                              ---------------------

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Big Buck Brewery & Steakhouse, Inc., a Michigan corporation, will be held at the Big Buck Brewery & Steakhouse, 550 South Wisconsin Street, Gaylord, Michigan 49734, on December 11, 2001, at 9:00 a.m. local time, for the following purposes, as more fully described in the accompanying proxy statement:

     1. To elect five directors for the ensuing year and until their successors shall be elected and duly qualified;

     2. To ratify the appointment of Plante & Moran, LLP as our independent auditors for the fiscal year ending December 30, 2001; and

     3. To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on October 31, 2001, are entitled to notice of, and to vote at, the meeting. Whether or not you expect to attend the meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

                                      Sincerely,

                                      BIG BUCK BREWERY & STEAKHOUSE, INC.


                                      /s/ William F. Rolinski

                                      William F. Rolinski
                                      President and Chief Executive Officer

Gaylord, Michigan
November 9, 2001

                       BIG BUCK BREWERY & STEAKHOUSE, INC.
                           550 SOUTH WISCONSIN STREET
                             GAYLORD, MICHIGAN 49734

                              --------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                DECEMBER 11, 2001

                              ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Big Buck Brewery & Steakhouse, Inc. for use at the annual meeting of shareholders to be held at the Big Buck Brewery & Steakhouse, 550 South Wisconsin Street, Gaylord, Michigan 49734, on December 11, 2001, at 9:00 a.m. local time, or at any adjournment or postponement thereof. All shares of common stock represented by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the annual meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed and returned proxies on which no specification has been made will be voted for the election of the nominees for director named herein and for ratification of the appointment of independent auditors for the fiscal year ending December 30, 2001. If any other matters are properly presented at the annual meeting for action, including a question of adjourning or postponing the annual meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     The notice of annual meeting, this proxy statement and the related proxy card are first being mailed to shareholders on or about November 9, 2001.

RECORD DATE AND OUTSTANDING COMMON STOCK

     The board of directors has fixed the close of business on October 31, 2001, as the record date for determining the holders of outstanding common stock entitled to notice of, and to vote at, the annual meeting. On that date, there were 6,068,882 shares of common stock issued, outstanding and entitled to vote.

REVOCABILITY OF PROXIES

     Any shareholder who executes and returns a proxy may revoke it at any time before it is voted. Any shareholder who wishes to revoke a proxy can do so by
(a) executing a later-dated proxy relating to the same shares and delivering it to our corporate secretary before the vote at the meeting, (b) filing a written notice of revocation bearing a later date than the proxy with our corporate secretary before the vote at the meeting, or (c) appearing in person at the meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates. Any written notice or subsequent proxy should be delivered to Big Buck Brewery & Steakhouse, Inc., 550 South Wisconsin Street, Gaylord, Michigan 49734, Attention: Diane House, or hand-delivered to Ms. House before the vote at the meeting.

VOTING AND SOLICITATION

     Each shareholder is entitled to one vote, exercisable in person or by proxy, for each share of common stock held of record on the record date. Shareholders do not have the right to cumulate votes in the election of directors.

     We will pay the expenses incurred in connection with the solicitation of proxies. We are soliciting proxies principally by mail. In addition, our directors, officers and regular employees may solicit proxies personally or by telephone, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares of common stock held as of the record date and will reimburse such persons for their reasonable expenses so incurred.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The presence, in person or by proxy, of the holders of at least of a majority of the shares of common stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting. All votes will be tabulated by the inspector of election for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

     If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

     If a properly executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of our common stock as of October 31, 2001, by (a) each person who is known to us to own beneficially more than five percent of our common stock, (b) each director, (c) each Named Executive Officer (as defined herein), and (d) all executive officers and directors as a group. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to such shares. Except as otherwise noted below, we know of no agreements among our shareholders which relate to voting or investment power with respect to our common stock.

                                                                                        SHARES               PERCENT
                                                                                     BENEFICIALLY              OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                                   OWNED(1)             CLASS(2)
-------------------------------                                                   --------------------    --------------

Wayne County Employees' Retirement System(3)....................................      3,622,578             38.7%
     400 Monroe Street, Suite 230
     Detroit, Michigan 48226
Michael G. Eyde(4)..............................................................      1,595,481             21.1
     6250 West Michigan Avenue
     Lansing, Michigan 48917
Perkins Capital Management, Inc.(5).............................................      1,171,600             17.1
     730 East Lake Street
     Wayzata, Minnesota 55391
William F. Rolinski(6)..........................................................        977,645             15.8
Blair A. Murphy, D.O.(7)........................................................        680,007             11.1
FMR Corp.(8)....................................................................        522,500              8.6
     82 Devonshire Street
     Boston, Massachusetts 02109
The Perkins Opportunity Fund(9).................................................        500,000              7.9
     730 East Lake Street
     Wayzata, Minnesota 55391
Richard W. Perkins(10)..........................................................        355,000              5.5
     730 East Lake Street
     Wayzata, Minnesota 55391
Casimer I. Zaremba(7)(11) ......................................................        270,006              4.4
Anthony P. Dombrowski(12).......................................................        193,962              3.1
Henry T. Siwecki(7).............................................................        175,989              2.9
Timothy J. Pugh(13).............................................................         75,000              1.2
Jonathon D. Ahlbrand(14)........................................................         64,582              1.1
Matthew P. Cullen(13)...........................................................         20,000              *
Gary J. Hewett..................................................................            421              *
All Executive Officers and Directors
     as a Group (8 persons) (15)................................................      2,457,191             36.7%

---------------
*        Represents less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Securities "beneficially owned" by a person may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of October 31, 2001. Unless otherwise indicated, the address of each shareholder is c/o Big Buck Brewery & Steakhouse, Inc., 550 South Wisconsin Street, Gaylord, Michigan 49734.

(2) Percentage of beneficial ownership is based on 6,068,882 shares outstanding as of October 31, 2001. Shares issuable upon the exercise of warrants and options are deemed outstanding for computing the percentage of the person holding such warrants or options but are not deemed outstanding for computing the percentage of any other person.
(3) Includes 200,000 shares purchasable upon the exercise of a warrant and 3,099,172 shares purchasable upon the conversion of promissory notes.
(4)      Includes (a) 50,000 shares purchasable upon the exercise of an option,
         (b) 25,000 shares purchasable upon the exercise of a warrant, (c) 200,000 shares purchasable upon the conversion of promissory notes, and
         (d) 1,200,000 shares issuable pursuant to our real estate purchase and leaseback agreement with Mr. Eyde, dated August 1, 1997.
(5) As set forth in Schedule 13G filed with the SEC by Perkins Capital Management, Inc. ("PCM"), The Perkins Opportunity Fund ("POF") and Richard W. Perkins on January 22, 2001. Represents (a) 181,800 shares owned by the clients of PCM, (b) 134,800 shares purchasable upon the exercise of warrants owned by the clients of PCM, (c) 200,000 shares owned by POF, (d) 300,000 shares purchasable upon the exercise of warrants owned by POF, and (e) 355,000 shares purchasable upon the exercise of warrants owned by Mr. Perkins. PCM has (a) sole power to vote 337,500 shares, representing 137,500 shares owned by clients of PCM and 200,000 shares owned by POF, and (b) sole power to dispose of 1,171,600 shares. PCM disclaims beneficial ownership of the securities owned by POF and Mr. Perkins.
(6)      Includes 137,037 shares purchasable upon the exercise of options.
(7)      Includes 45,000 shares purchasable upon the exercise of options.
(8) As set forth in Schedule 13G filed with the SEC by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson on February 13, 2001. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of 522,500 shares as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940. The ownership of one investment company, Fidelity Capital Appreciation Fund, amounted to 522,500 shares. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 522,500 shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds' Boards of Trustees. Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. and Ms. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.
(9)      As set forth in Schedule 13G filed with the SEC by PCM, POF and Richard
         W. Perkins on January 22, 2001. Includes 300,000 shares purchasable upon the exercise of warrants.
(10)     As set forth in Schedule 13G filed with the SEC by PCM, POF and Richard
         W. Perkins on January 22, 2001. Represents shares purchasable upon the exercise of warrants.
(11) Beneficial ownership of 4 of these shares is shared with Walter Zaremba, Casimer Zaremba's brother.
(12)     Includes 187,962 shares purchasable upon the exercise of options.
(13)     Represents shares purchasable upon the exercise of options.
(14) Represents 50,000 shares purchasable upon the exercise of a warrant held by Private Equity, LLC and 14,582 shares purchasable upon the exercise of a warrant held by Seger Financial, Inc.
(15) Includes 554,999 shares purchasable upon the exercise of options and 64,582 shares purchasable upon the exercise of warrants.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

NOMINEES

     Five persons have been nominated for election as directors at the annual meeting, all of whom currently serve as directors. Our directors are elected annually, by a plurality of the votes cast, to serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified. There are no family relationships between any director or officer.

     It is intended that votes will be cast pursuant to the enclosed proxy for the election of the nominees listed in the table below, except for those proxies that withhold such authority. Shareholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees. If any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the proxies may recommend in the place of such nominee. We have no reason to believe that any of the nominees will not be candidates or will be unable to serve.

VOTE REQUIRED

     The five nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting shall be elected to the board of directors. An abstention will have the same effect as a vote withheld for the election of directors and a broker non-vote will not be treated as voting in person or by proxy on the proposal. Set forth below is certain information concerning the nominees for the board of directors. The board of directors recommends that shareholders vote for the nominees listed below.

NAME                             AGE    PRINCIPAL OCCUPATION           POSITION WITH BIG BUCK        DIRECTOR SINCE
---------------------------     ------  --------------------           ----------------------        --------------
William F. Rolinski........       54    Chief Executive Officer,       Chief Executive Officer,           1993
                                        President and Chairman of      President and Chairman of
                                        the Board of Big Buck          the Board
Jonathon D. Ahlbrand.......       40    President and Chief            Director                           2001
                                        Executive Officer of The
                                        Center of American Jobs
Matthew P. Cullen..........       45    General Manager of General     Director                           2000
                                        Motors Enterprise Activity
                                        Group
Blair A. Murphy, D.O.......       47    Self-Employed Physician        Director                           1993
Henry T. Siwecki...........       57    Sole Owner and President of    Director                           1995
                                        Siwecki Construction

BUSINESS EXPERIENCE

     WILLIAM F. ROLINSKI is a founder of our company and has been the Chief Executive Officer, President and Chairman of the Board since our formation in 1993. From 1987 to 1994, Mr. Rolinski was the founder, secretary and corporate counsel of Ward Lake Energy, Inc., an independent producer of natural gas in Michigan. While Mr. Rolinski was at Ward Lake, the company drilled and produced over 500 natural gas wells with combined reserves of over $200 million.

     JONATHON D. AHLBRAND became a director in January 2001. Since June 1999, Mr. Ahlbrand has been President and Chief Executive Officer of The Center of American Jobs, a nation-wide recruiting service. Since April 1998, he has been a managing member of Private Equity, LLC, an entity that concentrates on the private placement of debt and equity securities. From April 1998 to July 1998, Private Equity performed certain consulting and advisory services for Seger Financial, Inc. Private Equity currently provides certain financial advisory services to us. In addition, both Private Equity and Seger Financial have served as our private placement agents. See "Certain Relationships and Related Transactions." From August 1997 to March 1998, Mr. Ahlbrand was Senior Vice President of IntelliQuest, an Austin, Texas based global research services firm. From December 1994 to August 1997, he was Chief Executive Officer of National TechTeam Europe, a global information services company.

     MATTHEW P. CULLEN has been a director since July 2000. Mr. Cullen is General Manager of General Motors Enterprise Activity Group, which includes the company's worldwide real estate division. He joined General Motors in 1979 as a real estate administrator and subsequently assumed a variety of senior assignments. Prior to his current position, he was responsible for the disposal and redevelopment of surplus property as well as site selection and strategic site acquisition. Mr. Cullen is Vice Chairman of Detroit Downtown, Inc., past Chairman of Detroit News Center Area Council, and the Chair-Elect of the International Association of Corporation Real Estate Executives.

     BLAIR A. MURPHY, D.O. is a founder of our company and has been a director since our formation in 1993. Dr. Murphy has been a urological surgeon since 1990 and is presently a self-employed physician.

     HENRY T. SIWECKI has been a director since August 1995. For more than the last five years, Mr. Siwecki has been the sole owner and President of Siwecki Construction, Inc., a commercial and residential contractor.

OTHER DIRECTOR

     CASIMER I. ZAREMBA, age 80, has decided not to seek reelection at the annual meeting. Mr. Zaremba is a founder of our company and has been a director since our formation in 1993. Mr. Zaremba has been a private investor for more than the past five years.

BOARD MEETINGS AND COMMITTEES

     The board of directors held five meetings and took action by written consent twice during our last fiscal year. Each of the incumbent directors attended the meetings held, except that Mr. Zaremba was unable to attend two meetings. The board of directors has also established audit, compensation and executive committees. Our audit and compensation committees consist of only non-employee directors. The members of our audit committee are independent (as independence is defined by applicable NASD listing standards).

     The audit committee, which consisted of Messrs. Murphy, Siwecki and Joseph
W. Muer during our last fiscal year, is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, establishing and monitoring our financial policies and control procedures, reviewing and monitoring the provision of non-audit services by our independent auditors and reviewing all potential conflict of interest situations. Our board of directors has adopted a written charter for the audit committee, a copy of which is attached to this proxy statement as Appendix A. The audit committee did not meet during our last fiscal year.

     The compensation committee, which consisted of Messrs. Murphy, Siwecki, Zaremba and Muer during our last fiscal year, determines and establishes the salaries, bonuses and other compensation of our executive officers. The compensation committee took action by written consent on once during our last fiscal year.

     The executive committee, which consisted of Messrs. Rolinski, Dennis B. Sullivan and Thomas McNulty during our last fiscal year, is responsible for reviewing and approving financing of our company. The executive committee took action by written consent once during our last fiscal year.

     Following the end of our last fiscal year, Messrs. Muer, Sullivan and McNulty resigned from our board of directors.

AUDIT COMMITTEE REPORT

     The audit committee received the written disclosures and letter from Plante & Moran, LLP required by Independence Standards Board Standard No.
1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees). However, as a result of not meeting during our last fiscal year, the audit committee did not:

     - review and discuss the audited financial statements with respect to the year ended December 31, 2000 with management;

     - discuss with Plante & Moran, LLP (our independent accountants) the matters required to be discussed by Statement on Auditing Standards No. 61; or

     -    discuss with Plante & Moran, LLP their independence

     In the absence of the foregoing actions, the audit committee did not recommend to the board of directors that the audited financial statements be included in our Annual Report on Form 10-KSB for the year ended December 31, 2000 for filing with the SEC. Although Mr. Muer served on the audit committee during our last fiscal year, he resigned from the board of directors prior to the issuance of this report.

                                      Blair A. Murphy, D.O.
                                      Henry T. Siwecki

                             EXECUTIVE COMPENSATION

     The following table sets forth information with respect to compensation paid by us to our Chief Executive Officer and the other highest paid executive officers (the "Named Executive Officers") during the three most recent fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM COMPENSATION
                                                                                        ----------------------
                                                    ANNUAL COMPENSATION                         AWARDS
                                            -------------------------------------       -----------------------
                                                                      OTHER ANNUAL            SECURITIES
     NAME AND PRINCIPAL POSITION             YEAR       SALARY        COMPENSATION        UNDERLYING OPTIONS
---------------------------------------      ----       ------        ------------      -----------------------
William F. Rolinski....................       2000    $153,247          $      0                  32,037
  Chief Executive Officer, President          1999    $157,219          $      0                       0
  and Chairman of the Board                   1998    $151,586          $      0                  30,000

Gary J. Hewett(1)......................       2000    $119,795          $ 26,383(2)               24,328
  Former Chief Operating Officer,             1999    $134,553          $      0                       0
  Executive Vice President and Director       1998    $130,845          $      0                  25,000

Anthony P. Dombrowski..................       2000    $  94,742         $      0                  14,962
  Chief Financial Officer and                 1999    $  97,321         $      0                       0
  Treasurer                                   1998    $  92,885         $      0                  20,000

---------------

(1) Mr. Hewett resigned from his positions as Chief Operating Officer, Executive Vice President and a director on November 3, 2000.
(2) Represents the forgiveness of certain of Mr. Hewett's indebtedness to the company.

     The following table sets forth each grant of stock options during 2000 to the Named Executive Officers. No stock appreciation rights were granted during 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                      NUMBER OF
                                     SECURITIES        PERCENT OF TOTAL
                                     UNDERLYING         OPTIONS GRANTED       EXERCISE OR
                                       OPTIONS         TO EMPLOYEES IN         BASE PRICE          EXPIRATION
               NAME                   GRANTED(1)        FISCAL YEAR           ($/SHARE)(2)             DATE
---------------------------------    -----------       ----------------       ------------         -----------

William F. Rolinski...............         12,037             9.8%               $2.125               01/28/10
                                           20,000            16.2%               $2.125               01/28/10

Gary J. Hewett(3).................          8,328             6.8%               $2.125               01/28/10
                                           16,000            13.0%               $2.125               01/28/10

Anthony P. Dombrowski.............          4,962             4.0%               $2.125               01/28/10
                                           10,000             8.1%               $2.125               01/28/10

----------------------
(1)  These options became exercisable immediately upon grant.
(2)  Fair market value per share on the date of grant.
(3)  Due to Mr. Hewett's resignation, these options expired on February 3, 2001.

     The following table sets forth information concerning the unexercised options held by the Named Executive Officers as of the end of the last fiscal year. No options were exercised by the Named Executive Officers during the last fiscal year. No stock appreciation rights were exercised by the Named Executive Officers during the last fiscal year or were outstanding at the end of that year.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                       NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                                        OPTIONS AT FY-END                  AT FY-END(1)
                                                  -----------------------------    ---------------------------
                    NAME                          EXERCISABLE     UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
---------------------------------------           -----------     -------------    -----------   -------------

William F. Rolinski....................             118,287          18,750            $0               $0

Gary J. Hewett (2).....................             198,078          31,250            $0               $0

Anthony P. Dombrowski..................             112,962          15,000            $0               $0

-----------------------

(1) Market value of underlying securities at fiscal year end minus the exercise price.
(2)  Due to Mr. Hewett's resignation, these options expired on February 3, 2001.

COMPENSATION OF DIRECTORS

     Directors who are also our employees receive no remuneration for services as members of the board or any board committee. Each non-employee director receives $500 for each regularly scheduled meeting of the board he attends. Each non-employee director who serves on our executive committee receives $3,000 per month for such service. Our directors are also reimbursed for expenses incurred solely in connection with our business purposes. During 2000, our non-employee directors received the options described below.

     On January 1, 2000, we granted an option, under the 1996 Director Stock Option Plan, for the purchase of 5,000 shares of common stock to each non-employee director elected by the shareholders. On September 29, 2000, we terminated the 1996 Director Stock Option Plan.

     On November 14, 2000, our shareholders approved the 2000 Stock Option Plan. On December 1, 2000, pursuant to the automatic grant provisions of the 2000 Stock Option Plan, we granted (1) an option for the purchase of 20,000 shares of common stock to each non-employee director and (2) an option for the purchase of 10,000 shares of common stock to each non-employee member of the executive committee of the board. We automatically grant such options annually for each year of continued service. Any person who first becomes eligible to receive a grant pursuant to this provision of the 2000 Stock Option Plan following any December 1, will automatically receive a pro rata portion of such grant upon their appointment to such position. Each option is granted at fair market value on the date of grant, vests one year after the date of grant and expires ten years after the date of grant.

   EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT, AND CHANGE-IN-CONTROL
                                  ARRANGEMENTS

         We had agreed to pay our former Chief Operating Officer and Executive Vice President, Gary J. Hewett, six months' salary upon termination of employment, unless such termination was for cause. This agreement terminated without payment due to Mr. Hewett's resignation on November 3, 2000. To date, we have not entered into any agreements providing for the continued employment of our personnel.

                                 PROPOSAL NO. 2
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

GENERAL

     The board of directors has appointed Plante & Moran, LLP as our independent auditors for the fiscal year ending December 30, 2001. A proposal to ratify that appointment will be presented to shareholders at the meeting. If the shareholders do not ratify such appointment the board of directors will select another firm of independent public accountants.

     Representatives of Plante & Moran, LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

     Plante & Moran, LLP provided audit and non-audit services to us in 2000, the aggregate fees and expenses of which are shown below.

AUDIT FEES

     The aggregate fees billed for professional services rendered for the audit of our annual financial statements for the most recent fiscal year and the reviews of the financial statements included in our Forms 10-QSB for that fiscal year were $41,000.

ALL OTHER FEES

     The aggregate fees billed for services rendered by our principal accountant, other than the services described in the preceding paragraph, for our most recent fiscal year were $57,000.

     As a result of not meeting during our last fiscal year, the audit committee did not consider whether the provision of the services described in the preceding paragraph was compatible with maintaining our principal accountant's independence.

RECOMMENDATION

     The board of directors unanimously recommends a vote for the ratification of the appointment of Plante & Moran, LLP as our independent auditors for the fiscal year ending December 30, 2001.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We formerly had a loan agreement with NBD Bank for three separate loan facilities aggregating $3.0 million. Messrs. William F. Rolinski, Blair A. Murphy, D.O. and Casimer I. Zaremba, each a director of our company, personally guaranteed repayment of all amounts under this loan agreement. In February 2000, we obtained financing from Wayne County Employees' Retirement System ("WCERS") which enabled us (a) repay then outstanding loans from NBD Bank and Crestmark Bank in full and (b) to make all required capital contributions and satisfy all subcontractors' liens and claims in connection with the Grapevine unit. Messrs. Rolinski, Murphy and Zaremba personally guaranteed this indebtedness to the extent of $1,623,885. In August 2000, Messrs. Rolinski, Murphy and Zaremba confirmed their guaranty obligations with respect to the non-convertible secured debt financing we obtained from WCERS. Messrs. Rolinski, Murphy and Zaremba do not intend to personally guarantee our future obligations.

     On November 20, 1998, we issued a five-year warrant, exercisable at $2.7625 per share, for the purchase of 14,582 shares of our common stock to Seger Financial, Inc. This issuance was made in connection with the $1.4 million debt financing which Seger Financial obtained for us from Crestmark Bank. In addition, we paid Seger Financial a commission of 5% of the total amount of the debt placed ($70,000). Private Equity, LLC, an entity of which Jonathon D. Ahlbrand, who became one of our directors in January 2001, is a managing member, performed certain consulting and advisory services for Seger Financial from April 1998 to July 1998. In connection with the dissolution of such relationship, Mr. Ahlbrand came to beneficially own the securities underlying the foregoing warrant and was paid $17,500 of the above-referenced commissions.

     On September 17, 1999, we entered into a consulting services agreement with Private Equity, LLC. Pursuant to this agreement, Private Equity agreed to provide advice, recommendations and introductions regarding financing options, market conditions, program structure and strategic options, including acquisitions and mergers. We agreed to bear all reasonable costs and expenses associated with such consulting efforts. We reimbursed Private Equity for $22,400 of costs and expenses during 2000. In addition, we issued warrants to purchase an aggregate of 200,000 shares of our common stock to Private Equity. Mr. Ahlbrand, who became one of our directors in January 2001, has served as a managing member of Private Equity since April 1998. As a result of such relationship, Mr. Ahlbrand is deemed to beneficially own the securities underlying the warrants issued to Private Equity. Such warrants have the following terms of exercise:

                                                                      VESTING
    NUMBER OF SHARES             EXERCISE PRICE PER SHARE           INFORMATION             EXPIRATION DATE
--------------------------    -------------------------------    -------------------    -------------------------

           50,000                         $1.625                      Immediate                 10/1/02
           50,000                         $2.00                       $4.00 (1)                 10/1/02 (2)
           50,000                         $2.00                       $5.00 (1)                 10/1/02 (2)
           50,000                         $2.00                       $6.00 (1)                 10/1/02 (2)

-------------------

(1) Becomes exercisable when the closing price of our common stock equals or exceeds such price for a period of ten consecutive trading days.
(2) Outstanding warrants that have not become exercisable before the termination of the consulting services agreement expire upon termination of such agreement.

     On July 1, 1999, we entered into a one-year non-exclusive financing agreement with Private Equity, LLC. Pursuant to this agreement, Private Equity agreed to provide advice, recommendations and introductions regarding financing options, market conditions and program structure. Private Equity agreed to assist in arranging term debt financing for us and we agreed to bear all reasonable costs and expenses associated with the issuance of such debt. In addition, we agreed to pay Private Equity a commission of 5% of the total amount of the debt placed. Between October 8, 1999 and January 27, 2000, we issued convertible subordinated promissory notes with an aggregate principal amount of $950,000 to six accredited investors. Private Equity was responsible for our introduction to five of the six investors, whose purchases aggregated $850,000. Pursuant to our agreement, we paid commissions equal to 5% of the gross proceeds raised pursuant to those introductions ($42,500) to Private Equity. Private Equity was also responsible for our introduction to WCERS. On February 4, 2000, we issued convertible secured promissory notes with an aggregate principal amount of $7,500,000 to WCERS. Pursuant to our agreement, we paid commissions equal to 5% of the gross proceeds raised ($375,000) to Private Equity. On August 21, 2000, we issued a secured promissory note with a principal amount of $1,500,000 to WCERS. Pursuant to our agreement, we paid commissions equal to 5% of the gross proceeds raised ($75,000) to Private Equity. Mr. Ahlbrand, one of our directors, is a managing member of Private Equity and was paid $133,750 of the above-referenced commissions.

     As noted above, we have obtained certain debt financing from WCERS. We have also entered into certain sale/leaseback transactions with Michael G. Eyde. WCERS and Mr. Eyde are each beneficial owners of more than five percent of our common stock. For more information regarding such transactions, see "Description of Property -Grand Rapids and Auburn Hills" and "Management's Discussion and Analysis or Plan of Operation - Liquidity and Capital Resources" in the Annual Report on Form 10-KSB delivered with this proxy statement.

     All future transactions between us and our officers, directors and principal shareholders and their affiliates will be approved by a majority of the board, including a majority of the independent and disinterested non-employee directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

                            SECTION 16(a) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by the SEC to furnish us with copies of all such reports. To our knowledge, based solely on a review of copies of reports filed with the SEC during the last fiscal year, all applicable Section 16(a) filing requirements were met, except that (1) one report on Form 3 setting forth the appointment of Timothy J. Pugh as Executive Vice President of Operations, (2) one report on Form 3 setting forth the appointment of Matthew P. Cullen to the board of directors, (3) one report on Form 3 setting forth the appointment of Dennis B. Sullivan to the board of directors, (4) one report on Form 3 setting forth the appointment of Jonathon D. Ahlbrand to the board of directors, (5) one report on Form 4 setting forth the open market purchase of 5,000 shares of common stock by Dennis B. Sullivan on August 1, 2000, and (6) one report on Form 5 setting forth the automatic grant of stock options to purchase 20,000 shares of common stock received by Matthew P. Cullen on December 1, 2000, were not filed on a timely basis. In addition, we believe that one report on Form 5 setting forth the automatic grant of stock options to purchase 20,000 shares of common stock received by Casimer I. Zaremba on December 1, 2000, has not been filed.

                              SHAREHOLDER PROPOSALS
                           FOR THE 2002 ANNUAL MEETING

     If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the next annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of Big Buck Brewery & Steakhouse, Inc., 550 South Wisconsin Street, Gaylord, Michigan 49734, Attention: Anthony P. Dombrowski, no later than July 12, 2002. All proposals must conform to the rules and regulations of the SEC. Under SEC rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the next annual meeting of shareholders after September 25, 2002, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

                          ANNUAL REPORT ON FORM 10-KSB

     A copy of our annual report on Form 10-KSB for the fiscal year ended December 31, 2000, as filed with the SEC, including the financial statements and financial statement schedules thereto, accompanies this notice of annual meeting, proxy statement and the related proxy card. We will furnish to any person whose proxy is being solicited any exhibit described in the exhibit index accompanying the Form 10-KSB, upon the payment, in advance, of fees based on our reasonable expenses in furnishing such exhibit. Requests for copies of exhibits should be directed to Diane House, Secretary, at our principal address.

                                      Sincerely,

                                      BIG BUCK BREWERY & STEAKHOUSE, INC.

                                      /s/ William F. Rolinski

                                      William F. Rolinski
                                      President and Chief Executive Officer

Gaylord, Michigan
November 9, 2001

                                   APPENDIX A

                       BIG BUCK BREWERY & STEAKHOUSE, INC.

                               BOARD OF DIRECTORS

                             AUDIT COMMITTEE CHARTER

                            EFFECTIVE APRIL 13, 2000

     INTRODUCTION AND PURPOSE

     Big Buck Brewery & Steakhouse, Inc. (the "Company") is a publicly-held company and operates in a dynamic and highly competitive market. In order to ensure informed decision-making beneficial to the Company, the Board of Directors has established an Audit Committee. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing (a) the Company's financial reporting and public disclosure activities, (b) the Company's internal controls regarding finance and accounting, (c) the Company's auditing, accounting and financial reporting processes generally, and (d) monitoring management's identification and control of key business and financial risks. The independent accountants are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company's shareholders.

     COMPOSITION

     The Audit Committee shall be comprised of two or more directors as determined by the Board, a majority of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. In particular, a majority of the Audit Committee:

     - Shall not have been employed by the Company or any of its affiliates for any of the past three years;

     - Shall not have received compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year other than compensation for board service or benefits under a tax-qualified retirement plan;

     - Shall not be a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer;

     - Shall not be a partner in, or a controlling shareholder or executive officer of, any business or professional services organization to which the Company made, or from which the Company received, payments that are or have been significant to the Company or the business or professional services organization in any of the past three years;

     - Shall not be employed as an executive of another company for which any of the Company's executives serves on that other company's compensation committee.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

     RESPONSIBILITIES AND DUTIES

     The primary responsibilities of the Audit Committee are to:

     - Monitor the Company's financial reporting process and internal control system.

     - Monitor the audit processes of the Company's internal audit department.

     - Monitor and, where appropriate, assist in selection and replacement of the Company's independent accountants.

     - Provide an open avenue of communication among the Company's independent accountants, financial and senior management, the internal auditing department, and the Board.

     In fulfilling its responsibilities, the Committee shall:

          1. Review this Charter on an annual basis and update it as conditions dictate.

          2. Review with management the Company's annual financial statements, including significant changes in accounting principles or their application, and provide a written report to the Board of Directors for inclusion in the Company's proxy statement disclosing whether the
          Committee: (a) reviewed and discussed the audited financial statements with management and with the independent accountants, (b) received from the independent accountants disclosures regarding the accountants' independence required by Independence Standards Board Standard No. 1, (c) discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 and
          (d) recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K or 10-KSB.

          3. Review the Company's interim financial statements before the Company files its Quarterly Reports on Form 10-Q or 10-QSB with the Securities and Exchange Commission.

          4. Review with the independent accountants their audit report on the annual financial statements, including the application of the Company's accounting principles.

          5. Ensure its receipt from the independent accountants of a formal written statement delineating all relationships between such independent accountants and the Company consistent with Independence Standards Board Standard No. 1 and engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants.

          6. Oversee the independence and effectiveness of the independent accountants and the ultimate accountability of the independent accountants to the Board and the Committee and recommend to the Board the selection or replacement of the independent accountants.

          7. Review the audit plans and activities of the independent accountants and the internal auditors, and the coordination of their audit efforts.

          8. Approve the fees paid to the independent accountants with respect to all services.

          9. Annually review the significant risks the Company is exposed to and evaluate management's plan to manage these uncertainties.

          10. Review and concur in the appointment or replacement of the director of internal auditing.

          11. Review with the independent accountants and internal auditor the adequacy of the Company's internal controls and management's responses with respect to recommendations for internal control improvements.

          12. Review the internal audit department's staffing, budget and responsibilities.

          13. Review with the internal auditor and independent accountants the results of their reviews of (a) officers' expense accounts and use of corporate assets and (b) employees' compliance with Company expense policies.

          14. Meet with the director of internal auditing and the independent accountants in separate executive sessions to discuss any matters which the Committee or these groups believe should be discussed privately with the Committee.

          15. Report Committee actions to the Board, with such recommendations as the Committee deems appropriate.

          16. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities.

          17. Consider such other matters with respect to the Company's financial affairs, internal controls and the internal and external audits as the Committee may deem advisable.

          18. Engage in such other activities and undertake such other responsibilities as the Board may assign to the Committee.

     MEETINGS

     The Committee shall meet at least once each fiscal year, or more frequently as circumstances dictate in order to completely discharge its responsibilities and duties as outlined in this charter. To the extent practicable, each of the committee members shall attend each of the regularly scheduled meetings in person. As part of its job to foster open communication, time should be set aside at each meeting for the Committee to meet with management, the Company's internal auditor and the independent outside auditor in separate sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. The Committee may ask members of management or others to attend the meetings and provide pertinent information, as appropriate.

     A majority of the Committee members currently holding office constitutes a quorum for the transaction of business. The Committee shall take action by the affirmative vote of a majority of the Committee members present at a duly held meeting.

                       BIG BUCK BREWERY & STEAKHOUSE, INC.

BIG BUCK BREWERY & STEAKHOUSE, INC.
550 SOUTH WISCONSIN STREET
GAYLORD, MICHIGAN 49734


                                                                          PROXY
-------------------------------------------------------------------------------

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned shareholder of Big Buck Brewery & Steakhouse, Inc., a Michigan corporation, hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement, each dated November 9, 2001, and hereby appoints William F. Rolinski and Anthony P. Dombrowski, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of shareholders of Big Buck Brewery & Steakhouse, Inc. to be held at the Big Buck Brewery & Steakhouse, 550 South Wisconsin Street, Gaylord, Michigan 49734, on December 11, 2001, at 9:00 a.m. local time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock of Big Buck Brewery & Steakhouse, Inc. which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.


                    SEE REVERSE FOR VOTING INSTRUCTIONS

                       * PLEASE DETACH HERE *

1. To elect five directors for the ensuing year and until their successors shall    / /  FOR all nominees   / /  WITHHOLD AUTHORITY
   be elected and duly qualified.                                                       listed at left          to vote for all
   01  WILLIAM F. ROLINSKI    02 JONATHON D. AHLBRAND  03 MATTHEW P. CULLEN             (except as marked       nominees listed
   04  BLAIR A. MURPHY, D.O.  05 HENRY T. SIWECKI                                       to the contrary         at left
                                                                                        below)
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,            -----------------------------------------------
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)           -----------------------------------------------

2. To ratify the appointment of Plante & Moran, LLP as our independent              / / For       / / Against     / / Abstain
   auditors for the fiscal year ending December 30, 2001.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.



THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.     Dated:_____________________________, 2001


Address change? Mark Box
Indicate changes below:  / /
                                                                                    ----------------------------------------------


                                                                                    ----------------------------------------------
                                                                                    Signature(s) in Box
                                                                                    (If there are co-owners both must sign)
                                                                                    PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS
                                                                                    PROXY. WHEN SHARES ARE HELD BY JOINT TENANTS,
                                                                                    BOTH SHOULD SIGN. IF SIGNING AS ATTORNEY,
                                                                                    EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                                                                    PLEASE GIVE FULL TITLE AS SUCH AND, IF NOT
                                                                                    PREVIOUSLY FURNISHED, A CERTIFICATE OR
                                                                                    OTHER EVIDENCE OF APPOINTMENT SHOULD BE
                                                                                    FURNISHED. IF A CORPORATION, PLEASE SIGN IN
                                                                                    FULL CORPORATE NAME BY PRESIDENT OR OTHER
                                                                                    AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE
                                                                                    SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED
                                                                                    PERSON.
